EXHIBIT 12.1

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Nine Months Ended September 30, 2014

(add 000, except ratio)

EARNINGS:
Earnings before income taxes*	$151,357
Loss from less than 50%-owned associated companies, net	1,275
Interest expense	44,954
Portion of rents representative of an interest factor	10,711

Adjusted Earnings and Fixed Charges	$208,297
FIXED CHARGES:
Interest expense	$44,954
Capitalized interest	7,324
Portion of rents representative of an interest factor	10,711

Total Fixed Charges	$62,989
Ratio of Earnings to Fixed Charges	3.31

*	Represents earnings from continuing operations less net earnings (loss) attributable to noncontrolling interests.

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2013

(add 000, except ratio)

EARNINGS:
Earnings before income taxes*	$166,131
Loss from less than 50%-owned associated companies, net	241
Interest expense**	53,467
Portion of rents representative of an interest factor	12,944

Adjusted Earnings and Fixed Charges	$232,783
FIXED CHARGES:
Interest expense**	$53,467
Capitalized interest	1,792
Portion of rents representative of an interest factor	12,944

Total Fixed Charges	$68,203
Ratio of Earnings to Fixed Charges	3.41

*	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.
**	Interest expense excluded $1,446 accrued for the interest expense component associated with uncertain tax provisions.

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2012

(add 000, except ratio)

EARNINGS:
Earnings before income taxes	$101,860	**
Loss from less than 50%-owned associated companies, net	1,393
Interest expense*	53,339	*
Portion of rents representative of an interest factor	13,647

Adjusted Earnings and Fixed Charges	$170,239
FIXED CHARGES:
Interest expense*	$53,339
Capitalized interest	2,537
Portion of rents representative of an interest factor	13,647

Total Fixed Charges	$69,523
Ratio of Earnings to Fixed Charges	2.45

*	Interest expense excluded $119 accrued for the interest benefit component associated with uncertain tax provisions.
**	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2011

(add 000, except ratio)

EARNINGS:
Earnings before income taxes	$99,408	**
Loss from less than 50%-owned associated companies, net	1,666
Interest expense*	58,586	*
Portion of rents representative of an interest factor	15,419

Adjusted Earnings and Fixed Charges	$175,079
FIXED CHARGES:
Interest expense*	$58,586
Capitalized interest	1,816
Portion of rents representative of an interest factor	15,419

Total Fixed Charges	$75,821
Ratio of Earnings to Fixed Charges	2.31

*	Interest expense excluded $81 accrued for the interest component associated with uncertain tax provisions.
**	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2010

(add 000, except ratio)

EARNINGS:
Earnings before income taxes	$126,044	**
Loss from less than 50%-owned associated companies, net	2,173
Interest Expense*	68,456
Portion of rents representative of an interest factor	19,218

Adjusted Earnings and Fixed Charges	$215,891
FIXED CHARGES:
Interest Expense*	$68,456
Capitalized Interest	2,129
Portion of rents representative of an interest factor	19,218

Total Fixed Charges	$89,803
Ratio of Earnings to Fixed Charges	2.40

*	Interest Expense excluded $1,327 accrued for the interest component associated with uncertain tax positions.
**	Note: Use Earnings from Continuing Operations less net earnings attributable to noncontrolling interests.

MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2009

(add 000, except ratio)

EARNINGS:
Earnings before income taxes	$112,557	**
Loss from less than 50%-owned associated companies, net	1,313
Interest Expense*	73,460
Portion of rents representative of an interest factor	17,301

Adjusted Earnings and Fixed Charges	$204,631
FIXED CHARGES:
Interest Expense*	$73,460
Capitalized Interest	1,010
Portion of rents representative of an interest factor	17,301

Total Fixed Charges	$91,771
Ratio of Earnings to Fixed Charges	2.23

*	Interest Expense excluded interest income of $343 related to the reversal of interest accruals for uncertain tax positions.
**	Note: Use Earnings from Continuing Operations less net earnings attributable to noncontrolling interests.